Exhibit 99.1

MCX Technologies Corporation Announces Completion of Divestiture of its Professional Services Business

SAN FRANCISCO, CA, August 5, 2020 /PRNewswire/ - Customer experience solutions company MCX Technologies Corporation (TSXV: MCX) (the "Company") today announced that it has completed the previously announced sale of all of the membership interests in its wholly-owned subsidiary, McorpCX, LLC, to an entity controlled by Michael Hinshaw, the current President of McorpCX, LLC. As part of this transaction, the Company has changed its corporate name from McorpCX, Inc. to MCX Technologies Corporation.

“We believe that the sale of McorpCX, LLC better positions the Company to focus on new opportunities for growth,” said Matthew Kruchko, President and CEO, MCX Technologies Corporation.

About MCX Technologies Corporation

MCX Technologies Corporation is a customer experience solutions company focused on pursuing value-enhancing growth opportunities for its shareholders.

For more information, please contact:

General Information: 1-866-526-2655 toll free in the U.S., or 1-415-526-2655

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the United States securities laws and applicable Canadian securities legislation. These statements are, in effect, management's attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management's plans and objectives for future operations are forward-looking statements. When used in this press release, the words "anticipate," "believe," "estimate," "expect," and "intend" and words or phrases of similar meaning, as they relate to the Company and its management are intended to help identify forward-looking statements. Although we believe that management's expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements include, but are not limited to, statements relating to the Company’s plan to focus on new opportunities for growth. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors, risks, uncertainties and assumptions include, but are not limited to the following: the Company’s ability to achieve anticipated benefits from the sale of McorpCX, LLC; global economic fluctuations, including the economic effects of the Coronavirus Pandemic; the Company’s ability to successfully achieve its strategic initiatives; competition in the Company’s markets; the negative cash flows and operating losses that may recur in the future; the Company’s ability to attract and retain highly skilled professionals; and the Company’s ability to maintain costs at an acceptable level. In light of these and other uncertainties, including the Company’s risk factors contained in the Company’s filings with the United States Securities and Exchange Commission, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.